form8k.htm

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2010

SECURUS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-124962	20-0673095
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

14651 DALLAS PARKWAY, SUITE 600
DALLAS, TEXAS 75254-8815
(Address of principal executive offices) (Zip Code)

(Registrant's telephone number, including area code): (972) 277-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 25, 2010, Securus Technologies, Inc. (“Securus”) engaged Jefferies Finance LLC to arrange a portion of the refinancing of Securus' existing outstanding indebtedness, including a proposed (i) $40.0 million senior secured revolving credit loan facility, and (ii) $170 million senior secured term loan facility (collectively, the “Facilities”). After the refinancing and related restructuring, Securus’ new capital structure would also include $51.5 million of second lien PIK notes, and $50 million of PIK toggle notes at a holding company to be formed as part of the refinancing. Securus intends to use proceeds from the Facilities to finance the restructuring of its existing 11% Second Priority Senior Secured Notes due September 2011 ($194.0 million outstanding) and 17.0% Subordinated PIK Notes due September 2014 (approximately $97.6 million) and to pay related fees and expenses.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECURUS TECHNOLOGIES, INC.

March 30, 2010	/s/ WILLIAM D. MARKERT
William D. Markert Chief Financial Officer